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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 1999

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                      COMMODORE APPLIED TECHNOLOGIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                      1-11871                11-3312952
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(STATE OR OTHER JURISDICTION           (COMMISSION            (I.R.S. EMPLOYER
       OF INCORPORATION)               FILE NUMBER)          IDENTIFICATION NO.)


     150 EAST 58TH STREET, SUITE 3400
            NEW YORK, NEW YORK                                    10155
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 308-5800
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                 OCTOBER 1, 1999


ITEM 5.  OTHER EVENTS.

         On April 21, 1999, Commodore Applied Technologies, Inc., a Delaware corporation (the "COMPANY"), executed a definitive agreement (the "PRIOR AGREEMENT") to initially acquire a 50% interest in Global Energy Investors, LLC ("GLOBAL") with the Company to have the ability to acquire the remainder of Global upon the occurrence of certain conditions. The Prior Agreement was later ratified by the Company's Board of Directors on May 4, 1999, and was the subject of the Company's Current Report on Form 8-K filed on May 19, 1999.

         Under the Prior Agreement, the Company undertook to raise $10 million in new working capital by August 31, 1999, but was not able to complete a financing prior to such date. As a consequence, the Company and Global agreed to allow the Prior Agreement to lapse and began discussions on a new agreement for a transaction that, if consummated, would permit the Company to acquire Global.

         On October 1, 1999, the Company, Global Energy Investors, Inc., a successor to Global ("GEI"), each of the stockholders of GEI and Commodore Global Energy, Inc., a wholly-owned subsidiary of the Company formed (or to be formed) for purposes of this transaction ("CGE"), executed a definitive Agreement and Plan of Merger (the "NEW AGREEMENT"). Pursuant to the New Agreement, subject to the satisfaction of several conditions, GEI would merge with and into CGE, with CGE to survive the merger (the "MERGER"). In exchange for their shares of stock in GEI, the stockholders of GEI would receive an aggregate of 12,500,000 newly issued shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK") under the following conditions:
9,000,000 of such shares of Common Stock would be issued to the GEI stockholders upon the effective time of the Merger; the remaining 3,500,000 shares (the "ESCROWED SHARES") would be held in escrow and released to the GEI stockholders only if, during the two year period following the effective time of the Merger (the "APPRECIATION PERIOD"), the Common Stock were to trade at or above $3.00 per share for not less than twenty (20) consecutive trading days (the "TRIGGERING EVENT"). If the Triggering Event does not occur during the Appreciation Period, the Escrowed Shares of Common Stock would be returned to the Company and cancelled.

         GEI's business involves identifying existing and potential power plants in emerging market countries for ownership and operation. Additionally, GEI also has plans to focus on the acquisition and operation of nuclear power plants in the United


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States. GEI's principal officers include Robert C. McFarlane, the former
National Security Advisor to President Ronald Reagan, and Robert Traylor, a 40-year veteran in the nuclear industry.

         The Merger is contingent upon, among other things, approval of the boards of directors of the Company and GEI, the approval of the Merger by the Company's stockholders and the successful completion of a financing by the Company, the net proceeds of which are not less than $5,000,000.

         Following the Merger, the Company expects to elect Mr. McFarlane, as Chairman of the Board and Chief Executive Officer of the Company and Messrs. Traylor and Paul E. Hannesson, as Vice Chairmen of the Company. Mr. Hannesson will remain President of the Company.

         The information set forth above is qualified in its entirety by reference to: (i) the Agreement and Plan of Merger, dated October 1, 1999, a copy of which is attached hereto as EXHIBIT 99.1; and (ii) the Press Release, dated October 1, 1999, of the Company, a copy of which is attached hereto as
EXHIBIT 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

          (a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                    Not Applicable.

          (b)       PRO FORMA FINANCIAL INFORMATION.

                    Not Applicable.

          (c)       EXHIBITS.

EXHIBIT NO.                         DESCRIPTION
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99.1      Agreement and Plan of Merger dated October 1, 1999.

99.2      Press Release, dated October 1, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COMMODORE APPLIED
                                   TECHNOLOGIES, INC.


Date:  October 4, 1999             By: /s/ JAMES M. DEANGELIS
                                           ----------------------------------
                                           James M. DeAngelis, Vice President
                                           and Treasurer



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                                  EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION
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99.1     Agreement and Plan of Merger dated October 1, 1999

99.2     Press Release, dated October 1, 1999.



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